Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and	Executive Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

THREE INVESTMENT CONFERENCES DURING MAY AND JUNE

May 2, 2007 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will present at three investment conferences during May and June 2007. Information on these presentations is provided below:

2007 UBS Global Generic and Specialty Pharmaceuticals Conference

New York, NY	Wednesday, May 9	12:00 noon ET

Friedman Billings Ramsey & Co. 2007 Growth Conference

New York, NY	Wednesday, May 30	10:30 a.m. ET

Bank of America 2007 Health Care Conference

Las Vegas, NV	Friday, June 1	3:00 p.m. ET

Interested parties can access a live audio web cast of these presentations at http://www.salix.com. A replay of these presentations will be available at the same location.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the

Company’s gastroenterology specialty sales and marketing team. Salix markets COLAZAL®, XIFAXAN®, OSMOPREP™, VISICOL®, MOVIPREP® , PEPCID® OS, DIURIL® OS, AZASAN®, ANUSOL-HC® and PROCTOCORT®. Balsalazide tablets, Granulated Mesalamine, SANVAR® (600 ug vials vapreotide acetate powder) and Xifaxan for additional indications are under development.

Salix trades on the NASDAQ Global Market under the ticker symbol “SLXP”.

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.